REGISTRATION AND LOCK-UP AGREEMENT

         THIS REGISTRATION AND LOCK-UP AGREEMENT (this "Agreement") is made effective the 8th day of May, 2002, by and between Precom Technology, Inc., a Florida corporation, (the "Company"), and Greenwich Financial Group, a(n)

                           (the "Stockholder").
-------------------------

                                    RECITALS

     WHEREAS, the Company and the Stockholder were parties to that certain Share Exchange Agreement dated February 21, 2002, between the Company and the Stockholder (the "Exchange Agreement");

     WHEREAS, pursuant to the Exchange Agreement the Company agreed to issue to the Stockholder one million three hundred fifty thousand (1,350,000) shares of restricted common stock, par value $.001 per share, of the Company (the "Common Stock"); and

     WHEREAS, also pursuant to the Exchange Agreement, the Stockholder would have certain rights with respect to the registration of such shares of the Common Stock for sale under the Securities Act, and certain restrictions on the transfer by the holders of such shares of Common Stock would have existed;

     WHEREAS, on April 9, 2002, the Exchange Agreement was rescinded and the parties entered into a Subscription Agreement; and

     WHEREAS, the Company has agreed to honor and complete certain agreements and conditions that were contemplated under the rescinded Exchange Agreement and enter into this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained in the Exchange Agreement and in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholder agree as follows:

     1. Certain Definitions. As used in this Section 1 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

          a. "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

          b.   "Effective Period" has the meaning set forth in Section 3(a).

          c. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          d. "Exchange Shares" means (a) the shares of Common Stock issuable to the Stockholder pursuant to the Exchange Agreement and (b) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock held by the Stockholder which are Exchange Shares shall cease to be Exchange Shares upon any sale by the Stockholder pursuant to the Resale Registration Statement or pursuant to the provisions of Rule 144.

          e.   "Registration Expenses" means the expenses described in Section
               4.

          f. "Registration Statement" means a registration statement filed by the Company with the Commission under the Act for a public offering and sale of securities of the Company.

          g. "Rule 144" means Rule 144 of the Commission promulgated under the Securities Act.

          h. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          i. "Subject Shares" means the one million three hundred and fifty thousand (1,350,000) shares of the Exchange Shares with respect to the Company will file a Registration Statement, pursuant to the Exchange Agreement.

Other terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Exchange Agreement.

     2. Resale Registration Statement. On or prior to June 15, 2002, the Company shall use its best efforts to file a Registration Statement on Form SB-2 or other suitable form (the "Resale Registration Statement") registering, among other shares issued, the Subject Shares and shall use its best efforts to cause the Resale Registration Statement to become effective promptly following the filing thereof and to remain effective during the Effective Period.

     3. Registration Procedures. In connection with the registration of the Subject Shares under the Securities Act, the Company shall as expeditiously as possible:

          a. prepare and file with the Commission any amendments and supplements to the Resale Registration Statement as may be necessary to keep the Resale Registration Statement effective for a period ending on the earliest of (i) April 16, 2004, (ii) the date on which all Exchange Shares registered under such Resale Registration Statement have been sold and (iii) within 90 days of the date all Exchange Shares may be sold under Rule 144 (the "Effective Period");

          b. furnish to the Stockholder such documents as the Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Subject Shares owned by the Stockholder;

          c. use its best efforts to do any and all acts and things that may reasonably be necessary or desirable to enable the Stockholder to consummate the public sale of the Subject Shares owned by the Stockholder; provided, however, that the Company shall not be required in connection with this subparagraph (c) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

          d. upon the occurrence of any event of the kind described in Section 6(c)(i)-(iii) below, use its best efforts to promptly rectify, or take such reasonable action with respect to, such event so the Stockholder is entitled to resume the disposition of the Exchange Shares in accordance with the terms of this Agreement.

     4. Allocation of Expenses. The Company will pay all Registration Expenses relating to the Resale Registration Statement. For purposes of this Section 4, the term "Registration Expenses" shall mean all reasonable expenses incurred by the Company in complying with this Agreement, including all registration and filing fees, listing fees, printing expenses, and fees and disbursements of counsel for the Company, provided, however, that except as expressly set forth herein, in no event shall Registration Expenses include any underwriting fees, discounts, commissions or fees attributable to the sale of the Subject Shares or any counsel, accounting or other persons retained by the Stockholder in connection with the consummation of the transactions contemplated by this Agreement.

     5. Stockholder Covenants. The Stockholder hereby covenants and agrees that:

          a. it will not sell any Subject Shares under the Resale Registration Statement until it receives notice from the Company that the Resale Registration Statement has become effective.

          b. the Stockholder shall furnish to the Company information regarding the Stockholder and the distribution of the Subject Shares as is required by law to be disclosed in the Resale Registration Statement and is different from the information concerning the Stockholder and the plan distribution contained in the Resale Registration Statement.

     6. Restrictions on Transfer.

          a. The Stockholder shall not transfer any of the Subject Shares following registration except that the Stockholder may transfer up to 15% per month of the Subject Shares after the Subject Shares become free trading.

          b. In order to enforce the restrictions contained in this Section 6, the Company may place a legend on the certificates for the Exchange Shares and impose stop-transfer instructions with respect to the Exchange Shares until after April 16, 2003.

          c. The provisions of this Section 6 shall terminate upon the earliest of: (i) the closing of a sale, transfer or other disposition to any person of more than 80% of the shares of the capital stock then outstanding of the Company; (ii) the closing of a sale, transfer or other disposition of all or substantially all of the assets of the Company; or (iii) the merger or consolidation of the Company with or into another corporation, other than a merger or consolidation of the Company in which the holders of shares of the Company's voting capital stock outstanding immediately before such merger or consolidation hold greater than fifty percent (50%) of the surviving entity's voting capital stock after such consolidation or merger.

     7. Transfers Pursuant to Rule 144 or Resale Registration Statement. Upon the Stockholder's compliance with this Agreement and the applicable provisions of Rule 144 or prospectus delivery requirements under the Securities Act, as the case may be, the Company will take such action as may be required to cause its transfer agent to effectuate any transfer of Exchange Shares properly requested by such Stockholder, in accordance with the terms and conditions of Rule 144 or any sale under the Resale Registration Statement.

     8. No Assignment. The rights granted pursuant to this Agreement may not be transferred or assigned by the Stockholder.

     9. Amendments and Waivers. The provisions of this Agreement may be modified or amended only by an agreement or consent in writing executed by the Company and the. No waiver of any default with respect to any provision, condition or requirement of this Stockholder Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     10. Notices. All notices, requests, consents and other communications required to be given pursuant to this Agreement shall be in writing and shall be given by personal delivery, facsimile with confirmation of receipt or by certified or registered mail, postage prepaid, return receipt requested. Notices shall be deemed effective when personally delivered or so received by facsimile or three days after being so mailed, as the case may be, to the parties at the following respective addresses or at such other address of which either party shall notify the other in accordance with this Section 10:

The Company:               Precom Technology, Inc.
                           c/o Concilium Group, Inc.
                           2755 East Cottonwood Parkway, Suite 600
                           Salt Lake City, Utah  84121

The Stockholder:  Greenwich Financial Group
                           2001 West Main Street, Suite 208
                           Stamford, Connecticut  06902

     11. Entire Agreement; Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Florida, without giving effect to any of the conflicts of laws provisions thereof that would require the application of the substantive laws of any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR

COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. This Agreement embodies the entire agreement and understanding between the parties, and supersedes all prior agreements and understandings relating to the subject matter hereof.

     12. Remedies. In the event of a breach by the Company or by the Stockholder, of any of their respective obligations under this Agreement, the Stockholder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Stockholder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. Each of the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit, if in such action or suit the principal claim or defense of the non-prevailing party is held to be without merit because it was not reasonably supported by laws or material and relevant facts.

     13. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the portion of such provision that is found to be unenforceable shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders,
(c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (d) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section references are to this Agreement unless otherwise specified.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

         THE COMPANY:                                THE STOCKHOLDER:

         PRECOM TECHNOLOGY, INC.                     GREENWICH FINANCIAL GROUP

         /s/ Robert J. Hipple                        /s/ Nicholas M. Calapa
         ------------------------------              --------------------------
         Robert J. Hipple, President                 By:  Nicholas M. Calapa
                                                     Its: Vice President